UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	20-0711133

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3200 Wilshire Blvd.
Los Angeles, California	90010

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-114142

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of Class)

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ITEM 1. Description of Registrant’s Securities To Be Registered.

Wilshire Bancorp, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, no par value, to be registered hereunder set forth under the heading “Description of Wilshire Bancorp Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-114142), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on April 1, 2004, as thereafter amended and supplemented.

ITEM 2. Exhibits.

Exhibit No.	Description
*3.1	Amended and Restated Articles of Incorporation of Wilshire Bancorp, Inc.
*3.2	Amended and Restated Bylaws of Wilshire Bancorp, Inc.
*4.1	Specimen stock certificate representing Wilshire Bancorp, Inc. Common Stock

* Incorporated by reference to the Company’s Registration Statement on Form S-4, as amended, which was initially filed with the Securities and Exchange Commission on April 1, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 31, 2004

WILSHIRE BANCORP, INC.

By: /s/ Brian E. Cho
       Brian E. Cho, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
*3.1	Amended and Restated Articles of Incorporation of Wilshire Bancorp, Inc.
*3.2	Amended and Restated Bylaws of Wilshire Bancorp, Inc.
*4.1	Specimen stock certificate representing Wilshire Bancorp, Inc. Common Stock

* Incorporated by reference to the Company’s Registration Statement on Form S-4, as amended, which was initially filed with the Securities and Exchange Commission on April 1, 2004.

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